                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement of ARM Financial Group, Inc. on Form S-1 of our report on SBM Company and Subsidiaries dated March 29, 1995, appearing in the Prospectus, and to the reference to us under heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
----------------------------

Deloitte & Touche LLP

Minneapolis, Minnesota

October 18, 1996